UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 9, 2011
DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 17th Floor San Francisco, California	94111

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 445-7444
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
SIGNATURE

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On March 8, 2011, Diamond Foods, Inc. announced that Dennis Mussell retired as a member of the Board of Directors and the Audit Committee in order to devote more time to his personal interests. As a result of Mr. Mussell’s retirement, on March 9, 2011, Nasdaq delivered a letter to Diamond stating that the company will be required to fill the vacancy in the Audit Committee pursuant to the audit committee composition requirement of Listing Rule 5605(c)(2). As noted in the letter from Nasdaq, Listing Rule 5605(c)(4) allows the company to fill the vacancy by no later than the company’s next annual shareholders meeting or March 4, 2012 (provided that if the company’ holds its next annual shareholders meeting before August 31, 2011, then the vacancy must be filled by August 31, 2011).
On March 14, 2011, the Board of Directors of Diamond appointed one of its current independent directors, Glen Warren, to the Audit Committee effective immediately. On March 15, 2011, Nasdaq delivered a letter to Diamond stating that the appointment of Mr. Warren to the Audit Committee meets the audit committee composition requirements contained in Listing Rule 5605(c)(2), and that the matter is now closed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: March 15, 2011	By:	/s/ Stephen Kim
		Name:	Stephen Kim
		Title:	Sr. Vice President, General Counsel & Human Resources

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